UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K of eMagin Corporation (the “Company”) dated as of July 25, 2006, the Company entered into several Note Purchase Agreements (the “Original Purchase Agreements”) to sell to certain qualified institutional buyers and accredited investors $5,990,000 in principal amount 6% Senior Secured Convertible Notes convertible into common stock at $2.60 per share Due July 21, 2007 and January 21, 2008 (the “Notes’), together with warrants (the “Warrants”) to purchase 1,612,700 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $3.60 per share.

As previously reported in the Current Report on Form 8-K dated April 13, 2007, the Company amended its Original Purchase Agreement with a certain qualified accredited investors to sell such investor $500,000 in Notes convertible into common stock at $.35 per share, together with Warrants to purchase 1,000,000 shares of the Company’s Common Stock at $.48 per share (the “Other Purchase Agreement”).

By way of Amendment Agreements dated July 23, 2007 (the “Amendment Agreements”) between the Company and each of the holders of the Notes (each a “Holder” and collectively, the “Holders”), the Company agreed to issue each Holder an amended and restated Note (the “Amended Notes”) in the principal amount equal to the principal amount outstanding as of July 23, 2007. The changes to the Amended Notes include the following:

•	The maturity date for the outstanding Notes (totaling after conversions an aggregate of $6,020,000) has been extended to December 21, 2008;
•
Liquidated damages of 1% per month related to the Company’s delisting from the American Stock Exchange will no longer accrue and the deferred interest balance of approximately $230,000 has been forgiven;

•	The Company no longer has to maintain a minimum cash or cash equivalents balances of $600,000;
•	The Amended Notes may not be prepaid without consent of The Holders;
•	As of July 23, 2007 the annual interest rate was raised from 6% per annum to 8% per annum;
•
The Amended Notes are convertible into (i) 8,407,612 shares of the Company’s common stock. The conversion price for $5,770,000 of principal was revised from $2.60 to $.75 per share and was unchanged for the remaining $250,000 of principal from the Other Purchase Agreement;

•
In addition to the right to convert the Amended Notes into the Company's common stock, up to $3,010,000 of the Amended Notes can be converted into (ii) 3,010 shares of the Company’s newly formed Series A Convertible Preferred Stock (the “Preferred” or the “Preferred Stock”) at a stated value of $1,000 per share. The Preferred is convertible into common stock at the same rate as their Note, subject to adjustment as provided for in the Certificate of Designations (discussed below);

•
Except for the Amended Note associated with the Other Purchase Agreement, the Amendment Agreements adjusts the exercise price of the amended Warrants from $3.60 to $1.03 per share for 1,553,468 shares of Common Stock and requires the issuance of Warrants exercisable for an additional 3,831,859 shares of Common Stock at $1.03 per share with an expiration date of July 21, 2011;

•
The Amended Notes eliminate the requirement that the Company comply with certain covenants of management contained in Note. Specifically, among other things, the requirements to defer management compensation and to maintain a management committee were removed; and

•
The Amended Notes and/or the Series A Convertible Preferred stock are subject to certain anti-dilution adjustment rights in the event the Company issues shares of its Common Stock or securities convertible into its Common Stock at a price per share that is less than the Conversion Price, in which case the Conversation Price shall be adjusted to such lower price.

Pursuant to the Amended Notes, the Company cannot enter into a transaction that constitutes a Fundamental Change without the consent of the Note Holders. A Fundamental Change includes the following:

▪	The consolidation or merger of the Company or any of its subsidiaries;
▪	The acquisition by a person or group of entities acting in concert of 50% or more of the combined voting power of the outstanding securities of the Company; and
▪
the occurrence of any transaction or event in which all or substantially all of the shares of the Company’s common stock is exchanged for converted into acquired for or constitutes the right to receive consideration which is not all or substantially all common stock which is listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting securities prices.

Pursuant to the Amendment Agreements, the Company is required to file a Certificate of Designations of Series A Senior Secured Convertible Preferred Stock (the “Certificate of Designations”). The Certificate of Designations designates 3,198 shares of the Company’s preferred stock as Series A Senior Secured Convertible Preferred Stock. The Preferred Stock has a stated value of $1,000. The Preferred Stock is entitled to cumulative dividends which accrue at a rate of 8% per annum, payable on the December 21, 2008. Each share of Preferred Stock has voting rights equal to (1) in any case in which the Preferred Stock votes together with the Company’s Common Stock or any other class or series of stock of the Company, the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock at such time (determined without regard to the shares of Common Stock so issuable upon such conversion in respect of accrued and unpaid dividends on such share of Preferred Stock) and (2) in any case not covered by the immediately preceding clause one vote per share of Preferred Stock. The Certificate of Designations prohibits the Company from entering into a Fundamental Change without the consent of the Holders and contains antidilution adjustments rights that are comparable to the antidilution adjustments contained in the Amended Notes.

The amended Warrants are subject to certain anti-dilution adjustment rights in the event the Company issues shares of its Common Stock or securities convertible into its Common Stock at a price per share that is less than the Strike Price, in which case the Strike Price shall be adjusted to the lower of (1) 138% of the price at which such common stock is issued or issuable and (2) the exercise price of warrants, issued in such transaction."

Pursuant to the Amendment Agreements, the Company is required to file a registration statement with the Securities and Exchange Commission by August 31, 2007 covering the resale of 100% of the sum of (a) the number of shares issuable upon conversion of the Amended Notes and Preferred Stock, and (b) the number of shares issuable upon exercise of the Warrants.

Pursuant to the Amendment Agreement, the Company and the Collateral Agent, on behalf of the note holders, executed Amendment No. 1 to the Pledge and Security Agreement; Amendment No. 1 to Patent and Trademark Security Agreement; Amendment No. 1 to Lockbox Agreement. The Pledge and Security Agreement, Trademark Security Agreement and Lockbox Agreement were previously entered into on July 21, 2006 (collectively, the “Ancillary Agreements”). The Ancillary Agreements were amended to cover obligations that may become payable to the holders of the preferred stock and to delete certain definitions used in the Ancillary Agreements and substitute definitions of terms used in the Ancillary Agreeements.

The summary of amendment terms contained herein does not include all information included in the Amendment Agreement, the Amended Notes, the amended Warrants, the Certificate of Designations or the Ancillary Agreements and, consequently, is qualified in its entirety by reference to the entire text of the Amendment Agreements and the forms of the Amended Notes, amended Warrants, Certificate of Designations, Amendment No. 1 to Pledge and Security Agreement, Amendment No. 1 to Patent and Trademark Security Agreement and Amendment No. 1 to Lockbox Agreement, each of which is attached as an Exhibit to this Current Report on Form 8-K.

Two of the Company’s employees and one current board member purchased Notes pursuant to the Original Purchase Agreement. Their Notes and Warrants are as follows after the completion of the Amended Note agreement; Olivier Prache, Senior VP of Display Operations, $10,000 Note may be converted into 13,333 shares and he has 5,385 warrants exercisable at $3.60 per share and 6,641 exercisable at $1.03 per share. John Atherly, CFO’s, $40,000 Note may be converted into 53,333 shares and 37,333 warrants are exercisable at $1.03 per share. Paul Cronson, board member, through Navacorp III, LLC has a $200,000 Note which may be converted into 266,666 shares and 186,666 warrants exercisable at $1.03 per share.

Stillwater LLC, a beneficial owner of more than 5% of the Company’s common stock, purchased a Note pursuant to the Other Note Purchase Agreement. Ginola Limited and Rainbow Gate Corporation, a corporation in which its investment manager is the sole member of Stillwater LLC and its controlling shareholder is the same as Ginola Limited, both purchased Notes pursuant to the Original Note Purchase Agreement. Stillwater LLC disclaims beneficial ownership of shares owned by Rainbow Gate Corporation.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or bylaws; Change in Fiscal Year.

See Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.
Exhibit Number	Description
3.1	Form of Certificate of Designation of Series A Senior Secured Convertible Preferred Stock
10.1	Amendment Agreement, dated as of July 23, 2007.
10.2	Form of Amended and Restated 8% Senior Secured Convertible Note due 2008
10.3	Form of Amended and Restated Common Stock Purchase Warrant
10.4	Form of Amendment No. 1 to Patent and Security Agreement
10.5	Form of Amendment No. 1 to Pledge and Security Agreement
10.6	Form of Lockbox Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: July 26, 2007	By:	/s/ John Atherly
John Atherly
Chief Financial Officer

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